EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statement on Form SB-2 of our report dated April 29, 2005 relating to the December 31, 2004 and 2003 consolidated financial statements of Galaxy Minerals, Inc. included in the Form 10-KSB as filed with the Securities and Exchange Commission on May 9, 2005. We also consent to the reference to us under the caption “Experts” in the Registration Statement.

/s/ Dohan and Company, CPA’s, P.A.

Dohan and Company, CPA’s, P.A.
Miami, Florida
June 30, 2005